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These talking points were distributed to Retail Market Executives and Corporate Banking Managing Directors on December 11, 2008.
Messages for DSEs / Corporate Banking Managing Directors Local HR Executives in Affected Markets
•	As you are aware, PNC expects to complete its acquisition of National City by the end of 2008, pending customary regulatory and shareholder approval.

•	Shortly after completion, PNC will have a plan in place to divest 61 National City branches in Western Pennsylvania, some of your branches will be divested. The Department of Justice today announced the specific National City branches that will be divested. The divestitures are contingent on the closing of the PNC/National City transaction.

•	The divestiture will include branches as well as associated employees, customers and accounts. This is required by the Department of Justice and banking regulators and was anticipated. Eight Corporate Banking relationship managers in Western PA will also be impacted.

•	Divestitures such as this are typical when two banks merge and have markets that overlap.

•	PNC is working to identify buyers for the affected branches and expects to transfer control of each to its new owner within 180 days of closing the National City transaction. When a branch is sold, its customers and employees generally become customers and employees of the buyer.

•	It’s important to note that the selection of branches was made by the Department of Justice based on location and market share, not performance. Our branches and employees performed well during these unprecedented times in the financial industry, and we appreciate your tremendous dedication to serving our customers.

•	Customers may inquire about the status of your branch or their accounts. Until more information is available, you should say that it remains early in the process and many decisions have yet to be made, but that you are available for the foreseeable future to serve our customers’ banking needs.

•	We will distribute some customer talking points shortly. Please use these as needed, and refer customers to either branch managers or to the provided toll-free number for any concerns they may have. Know that customers will be contacted in a timely manner if their accounts are with a branch that will be divested. NOTE THAT YOU MAY NOT DO ANYTHING TO INDUCE A CUSTOMER TO MOVE HIS / HER ACCOUNT FROM A DIVESTED BRANCH.

•	If you are approached by the media, direct the inquiry to Fred Solomon, PNC Corporate Communications, at 412-762-7544.

•	We have only limited information at this stage, but if there are any particular questions we will try to address or capture them for our communications team to help answer as we go forward.

•	Thank you for joining this morning on such short notice. Again, please know that we will work to keep you informed of other developments throughout this transition.

These talking points were distributed to District Sales Executives on December 11, 2008.
Manager Talking Points for National City Branch Employees in Affected Branches
Divestiture
•	PNC plans to divest 61 branches in Western Pennsylvania along with associated employees, customers and deposit and loan accounts after it completes its acquisition of National City, pending customary shareholder and regulatory approval.

•	The divestitures are required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of market share in any one bank. The divestitures are contingent on the closing of the PNC/National City transaction.

•	This branch will be part of the divestiture.

•	We are committed to providing further information once it is available.

•	Divestitures such as this are typical when two banks merge and have markets that overlap.

•	PNC is working to identify buyers for the affected branches and expects to transfer control of each to its new owner within 180 days of closing the PNC/National City transaction. When a branch is sold, its customers become customers of the buyer and its employees generally become employees of the buyer, rather than employees of National City or PNC.
Timing
•	PNC expects to pursue sales agreements soon after the close of the PNC/National City transaction and to transfer control of each to its new owner within 180 days of the closing of the PNC/National City transaction.
Employees
•	The decision to divest is not a reflection on the performance of employees. The selection was made by the Department of Justice based on branch location and market share.

•	Branch sale agreements will stipulate that current branch employees will be retained by the purchaser.

•	Impacted employees will be notified as soon as information is available.

•	Note: It’s understandable that employees may have fear or anxiety related to the pending sale. Talk with your employees frequently and listen to their concerns. Help them stay focused on providing the same high level of service their customers expect.

•	Thank you for your continued hard work and dedication.
Business as Usual
•	Our focus in the coming months should be on customer retention, with each of us leading the way to ensure we continue to provide excellent customer service.
Customer Impact
•	Customers of branches selected for sale will be informed at the appropriate time. Unless asked to do so, they need take no action either before or after the divestiture. NOTE THAT YOU MAY NOT DO ANYTHING TO INDUCE A CUSTOMER TO MOVE HIS / HER ACCOUNT FROM A DIVESTED BRANCH.
Questions & Answers

When will we know who the buyer(s) is/are?
Once there is a sale agreement with a buyer, we will provide this information to the impacted employees.

Should we continue to sell National City products?
Yes, continue to offer National City products and services just as you always have. This is the best way to help serve our customers.
Will the new company be displacing employees?
This will be negotiated as part of the branch sale.
Can customers choose not to move their business to the new bank?
[NOTE THAT YOU MAY NOT DO ANYTHING TO INDUCE A CUSTOMER TO MOVE HIS / HER ACCOUNT FROM A DIVESTED BRANCH.]
It is important to remember that, for the most part, customers do not have to do anything. Their accounts will automatically transition to the purchaser of their branch, whether that is PNC in the case of non-divested National City branches or some other buyer in the case of branches that are sold. Please reassure customers that their accounts and their relationship is our number one concern. Customers will be informed well in advance of any changes that may occur.

This document was distributed to impacted National City employees on December 11, 2008.
National City Employee Information for Employees Impacted by a Divestiture (HR Q&A)
As you are aware, following legal close of the PNC/National City transaction, PNC will divest some National City branches, subject to regulatory and shareholder approval of the merger. Throughout the next several months, we are committed to communicating information as soon as appropriate. Below is a list of anticipated questions related to National City employee benefits, along with their answers.
Questions and Answers:
Do employees have the opportunity to post for, and relocate to, other National City positions?
No. As of the signing of the definitive agreement with the Department of Justice on Dec. 11, 2008, employees who have been identified to be part of the divestiture are not eligible to post for National City positions.
How will National City handle tuition reimbursement for current courses? What about the requirement to repay graduate tuition reimbursement if the employee leaves National City within two years?
To help employees with the transition to a buyer of a divested branch, National City will waive the provision to repay graduate course reimbursements. For courses that are in progress, the following National City Educational Assistance provisions will apply:
1.	All courses must be pre-approved.

2.	All classes must be completed at the end of the semester.

3.	If grades are received prior to 12/22/08, reimbursement will be made by 12/31/08 (reimbursement will be made in 2009 for grades received on or after 12/20/08).
Will vacation hours transfer to the buyer? How is vacation buy/sell handled?
When an employee is terminated from National City upon a divestiture, the employee is paid for all accrued but unused vacation time. Vacation buy/sell will be cashed out as of the effective date of divestiture. Pay will be adjusted to reflect credit for purchased vacation not yet taken, or payment for any purchased vacation taken but not yet paid for.
What happens to National City pension benefits? What about employees who aren’t yet vested?
Participants in the National City Non-Contributory Retirement Plan are vested in their accrued benefit after completing three years of vesting service. This vesting requirement would need to be met by the time of the effective date of the divestiture.
For those vested in the National City pension plan, what happens to the balance until they become retirement eligible (invested and grows, remains static, etc.)?
Vested cash balance accounts continue to receive Interest Credits up through the payment commencement date. Vested benefits are payable in annuity form upon normal or early retirement. normal retirement occurs at age 65, and early retirement occurs as early as age 55. Several months after termination, lump sums will be paid to those vested participants whose benefit is valued at $1,000 or less. For additional information, participants should refer to their Summary Plan Description.
What will happen to balances employees have in the National City SIP?
Participants with balances of $1,000 or less will receive lump sum distributions. Participants with balances greater than $1,000 may request lump sum distributions or leave their balances in the National City Savings & Investment Plan (SIP). Participants may also choose to roll their SIP balance into another qualified plan or an Individual Retirement Account (IRA).
What will happen to loan balances employees have taken against their SIP?
All outstanding National City SIP loans will be payable in full 61 days after the employee receives his or her payoff letter. The payoff letters will be generated shortly after the effective date of the divestiture. Loans are treated as taxable distributions if they are not paid in full.

What will happen to employees’ medical, dental and vision coverage with National City?
Medical, dental and vision coverage will terminate as of the effective date of the divestiture. Employees losing National City medical coverage will be able to continue medical coverage through COBRA for 18 months following termination of employment. However, coverage under the buyer’s plans may be more cost effective.
What happens to my short-term disability coverage with National City? What if I am disabled at the time of the sale?
If an employee is out on approved leave at the effective date of the divestiture, then the entire leave would follow the National City leave policy and the employee would continue to remain eligible for salary continuation benefits under our short-term disability policy. If the leave begins after the transaction closes, then the leave would follow the buyer’s policy and any salary continuation or short-term disability benefit would be provided under the buyer’s policy.
How are the Health Care and Dependent Care Reimbursement Accounts (HCRA and DCRA) handled after the close?
HCRA and DCRA coverage terminates as of the effective date of the divestiture. HCRA and DCRA claims incurred up through the effective date of the sale may be submitted for reimbursement until March 31, 2009.
Questions?
If you have additional questions regarding your National City benefits, please contact the National City HR InfoLine at 1-888-881-1121, Press 5, 1 to speak with a consultant.

These talking points were distributed to Business Partner Leadership on December 11, 2008.
Manager Talking Points for Business Partners in Affected Regions
Divestiture
•	PNC plans to divest 61 branches in Western Pennsylvania along with associated employees, customer and loan and deposit accounts after it completes its acquisition of National City, pending customary shareholder and regulatory approval.

•	The divestitures are required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of market share in any one bank. The divestitures are contingent on the closing of the PNC/National City transaction.

•	Divestitures such as this are typical when two banks merge and have markets that overlap.

•	The Department of Justice today announced the specific National City branches that will be divested. Eight Corporate Banking relationship managers in Western PA will also be impacted.

•	We cannot yet say which assets and liabilities will be sold or who will buy them. We are committed to providing further information once it is available.

•	Note: It’s understandable that employees may have fear or anxiety related to the pending sale. Talk with your employees frequently and listen to their concerns. Help them stay focused on providing the same high level of service their customers expect.
Employees
▪	The decision to divest is not a reflection on the performance of the employees. The selection was made by the Department of Justice based on regulatory requirements related to branch location and market share.

▪	Branch employees will transfer to the branch’s new owner.

▪	Thank you for your continued hard work and dedication.
Business as Usual
•	The required sale of some branches and associated accounts was expected and does not affect our ability to deliver superior customer service. Our focus in the coming months should continue to be on customer retention.
Customer Impact
•	Customers of branches selected for sale will be informed at the appropriate time. Unless asked to do so, they need take no action either before or after the divestiture.
NOTE THAT YOU MAY NOT DO ANYTHING TO INDUCE A CUSTOMER TO MOVE HIS / HER ACCOUNT FROM A DIVESTED BRANCH.
Questions and Answers
Should we continue to generate referrals to our impacted branch partners or should we direct our referrals to another branch office?
As always, we should serve our customers by meeting their needs and preferences for banking convenience.
Will a customer’s loans, investments, trusts, cash management services, wealth management services, mortgage credit card, etc. be serviced by the new bank or retained by PNC?
This has not yet been determined.

This email was distributed to Retail Banking employees on December 11, 2008.
Message to National City Retail Banking Employees

DATE:	December 11, 2008
TO:	NCC Retail Employees
FROM:	Dan Frate
SUBJECT:	Branch Divestitures
Today, we announced the anticipated divestiture of 61 National City branches in Western Pennsylvania required by the Department of Justice and banking regulators. The affected markets are Pittsburgh, Erie, Warren (Pa.), Meadville and Titusville.
The divestiture is necessary to meet guidelines that limit the concentration of market share in any one bank. PNC expects to pursue sales agreements and transfer control within 180 days of closing the PNC/National City transaction. Divestitures such as this are typical when two banks merge and have markets that overlap.
It’s important to note that the selection of branches by the Department of Justice is based on location and market share, not performance. Our branches and employees continue to perform well during these unprecedented times in the financial industry, and we appreciate the tremendous dedication to serving our customers.
This is an important step in the completion of PNC acquisition of National City, which is expected to close by year-end 2008, pending regulatory and shareholder approval. The divestitures are contingent on the closing of the PNC/National City transaction.
For now, we need to maintain our focus on our customers. We know that customers will have questions and concerns and may inquire about the status of a particular branch or their accounts. Refer customers to branch managers or to the Executive Resolution Center (888-868-0372) for any concerns they may have. A customer flier has also been prepared, to answer some of the most common customer questions. As appropriate, customers will be contacted in a timely manner if their accounts are with a branch that will be divested. Unless specifically asked to do so, customers need take no action either before or after the divestiture.
Though there are additional markets in which PNC and National City overlap, the agreement with the Department of Justice does not require branch sales in any other markets. Through the normal course of integration, it is possible further consolidation may occur, but PNC is committed to minimizing any customer-facing branch employee impact.
If you are approached by the media, direct the inquiry to Fred Solomon in PNC Corporate Communications at 412-762-7544.

This email was distributed to all employees on December 11, 2008.
Communication to National City Employees
To: National City Employees
From: Corporate Communications
Date: December XX, 2008
Re: Branch Divestitures in Western Pennsylvania
PNC expects to complete its acquisition of National City by the end of 2008, pending customary regulatory and shareholder approval. Upon completion, PNC will have a plan in place to sell, or “divest,” 61 National City branches in Western Pennsylvania, along with associated employees, customers and loan and deposit accounts.
The sale is required by the Department of Justice and banking regulators to meet guidelines limiting the concentration of deposits in a market. The Department of Justice today announced the specific National City branches that will be divested (link). Divestitures such as this are typical when two banks merge and have markets that overlap. The divestitures are contingent on the closing of the PNC/National City transaction.
PNC is working to identify buyers for the affected branches, and expects to transfer control of each to its new owner within 180 days of closing the PNC/National City transaction. When a branch is sold, its customers become customers of the buyer and its employees will become employees of the buyer, rather than employees of National City or PNC.
It’s important to note that the selection of branches by the Department of Justice was based on their location and market share, not performance. These branches and employees performed well during these unprecedented times in the financial industry, and we appreciate their tremendous dedication to serving our customers.
Though there are additional markets in which PNC and National City overlap, the agreement with the Department of Justice does not require branch sales in any other markets. Through the normal course of integration, it is possible further consolidation may occur, but PNC is committed to minimizing any customer-facing branch employee impact.
Affected employees and customers will be contacted in a timely manner regarding their situation, but until then it is business as usual at National City.
If you are approached by the media, direct the inquiry to Fred Solomon, PNC Corporate Communications, at 412-762-7544.
We will work to keep you informed of other developments throughout this transition. If you have questions, please do not hesitate to call the toll-free Western PA Divestiture voicemail box at 866/405-0846 and leave a message with your question or email your question to CorpComm@NationalCity.com.

These talking points were distributed to market leaders in Cincinnati, Northern Kentucky, Lexington and Louisville on December 11, 2008.
[If needed:] Talking Points for Cincinnati,
Northern Kentucky, Lexington and Louisville Region Employees
•	The Department of Justice has announced that PNC plans to divest 61 branches in Western Pennsylvania along with associated employees, customers, and loan and deposit accounts after it completes its acquisition of National City Corp. on December 31, 2008.

•	This divestiture was expected as part of an agreement with the Federal Reserve and the Department of Justice to reduce the concentration of deposits that will be held in the region once PNC and National City merge.

•	It is possible that different branches may be purchased by different banks.

•	Right now, there are no planned additional divestitures relating to the PNC purchase of National City, but it should be noted that some overlap of National City and PNC branches remains in this region.

•	For now, it’s business as usual in this region, and we remain committed to providing all of our customers the outstanding products and services they’ve come to expect from us and that will surely be valued during and after the transition to PNC in the months ahead.

•	We understand the merger causes some uncertainty, and we intend to keep you informed.

These talking points were distributed to Corporate Banking Senior Leaders on December 11, 2008.
Core Messages and Talking Points for Corporate Banking Senior Leaders:
•	PNC plans to divest 61 branches in Western Pennsylvania along with associated employees, customers and deposit and loan accounts after it completes its acquisition of National City.

•	Eight Corporate Banking relationship managers in Western PA will also be impacted. The affected Relationship Managers have already been notified.

•	The divestitures are required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of market share in any one bank.

•	Divestitures such as this are typical when two banks merge and have markets that overlap.

•	The decision to divest is not a reflection on the performance of employees. The selection was made by the Department of Justice based on portfolio and market share in the region where the Relationship Managers work.

•	Clients of the affected relationship managers will be informed at the appropriate time. Unless asked to do so, clients need take no action either before or after the divestiture.

•	PNC is working to identify buyers for the affected branches and expects to transfer control within 180 days of closing the PNC/National City merger.

•	The same timeline is expected for the transfer of the Corporate Banking Relationship Managers and their clients.

•	The agreement with the Department of Justice does not require branch sales in any other markets. Through the normal course of integration, it is possible further consolidation may occur.

This communication was distributed to Corporate Banking employees in Pennsylvania on December 11, 2008.
Message to National City Corporate Banking Employees in Pennsylvania

DATE:	December 11, 2008
TO:	Pennsylvania Corporate Banking Employees
FROM:	Todd Moules
SUBJECT:	Divestiture Announcement
Today, we announced the anticipated divestiture of 61 National City branches in Western Pennsylvania required by the Department of Justice and banking regulators. The affected markets are Pittsburgh, Erie, Warren (Pa.), Meadville and Titusville.
Additionally, eight Corporate Banking relationship managers in Western PA will also be impacted. Senior management has already communicated with the affected employees, and will work closely with them to ensure a smooth transition.
The divestiture is necessary to meet guidelines that limit the concentration of market share in any one bank. PNC expects to pursue sales agreements and transfer control within 180 days of closing the PNC/National City transaction. Divestitures such as this are typical when two banks merge and have markets that overlap.
It’s important to note that the selection of branches and relationship managers by the Department of Justice is based on location and market share, not performance. Our employees continue to perform well during these unprecedented times in the financial industry, and we appreciate the tremendous dedication to serving our customers.
This is an important step in the completion of PNC acquisition of National City, which is expected to close by year-end 2008, pending regulatory and shareholder approval. The divestitures are contingent on the closing of the PNC/National City transaction.
For now, we need to maintain our focus on our customers.  We know that customers will have questions and concerns.  Unless specifically asked to do so, customers need take no action either before or after the divestiture.
Though there are additional markets in which PNC and National City overlap, the agreement with the Department of Justice does not require branch sales in any other markets. Through the normal course of integration, it is possible further consolidation may occur.
If you are approached by the media, direct the inquiry to Fred Solomon in PNC Corporate Communications at 412-762-7544.

These talking points were distributed to customer-facing employees on December 11, 2008.
Talking Points for National City Customers in Affected Regions
•	PNC expects to complete its acquisition of National City by the end of 2008, pending customary regulatory and shareholder approval.

•	Upon completion, PNC will have a plan in place to sell, or “divest,” 61 National City branches in Western Pennsylvania. Associated employees, customers and loan and deposit accounts transfer to the buyer.

•	The divestiture is required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of deposits in certain markets, and have been discussed publically. Divestitures such as this are typical when two banks merge and have markets that overlap.

•	As needed, provide the customer with Retail or Corporate Banking divestiture take-one (see attached pdfs).
Use these talking points to respond to customer questions:
Why are you divesting branches?
The divestitures were required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of deposits in certain markets, and have been previously discussed publicly.
How did you decide which branches to sell?
The decision to divest particular branches was made by the Department of Justice based on input from regulators, location and market share.
What does this mean for me as a customer?
Even if your branch is selected for sale, between now and mid-2009, very little will change. You can continue to bank in the same familiar branch locations with the same friendly people you’ve come to know. Additional information will be available when a purchaser or purchasers are announced. At the time the branch is sold, your account(s) associated with the sold branch will transition to the new company and you will become a customer of that company. You will receive communications well in advance of any changes to your accounts or banking relationship.
Will my accounts at other National City branch locations remain intact?
At this time, we do not anticipate any changes to accounts that were opened at other National City branches.
What will happen to branch employees?
Employees of branches sold will become employees of the purchaser.
When will my branch change names?
Keep in mind that all branches will eventually be branded PNC following conversion. The National City branches that PNC retains will be converted to the PNC Bank brand no later than the end of 2010. If PNC sells your branch as part of this divestiture, the timetable for a name change will be part of the sale agreement. The purchaser will ultimately make the announcement of the name change.

These talking points were distributed to affected Corporate Banking relationship managers on December 11, 2008.
Corporate Banking Customer Talking Points/Questions and Answers
•	PNC expects to complete its acquisition of National City by the end of 2008, pending customary regulatory and shareholder approval.

•	Upon completion, PNC will have a plan in place to sell, or “divest,” 61 National City branches in Western Pennsylvania. Associated employees, customers and loan and deposit accounts transfer to the buyer.

•	Eight Corporate Banking relationship managers in Western PA will also be impacted.

•	The divestiture is required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of deposits in certain markets, and have been discussed publically. Divestitures such as this are typical when two banks merge and have markets that overlap.

•	As needed, provide the customer with Retail or Corporate Banking divestiture take-one (see attached pdfs).
Use these talking points to respond to customer questions:
Are you one of the Relationship Managers impacted by the divestiture?
Yes, I am included in the divestiture but specific client account details are still being reviewed. It is business as usual in the short term. I will keep you informed as specific details are determined
Why is PNC divesting branches and Corporate Banking client relationships with specific Relationship Managers?
The divestitures were required by the Department of Justice and banking regulators in order to meet guidelines that limit the concentration of deposits in certain markets, and have been previously discussed publicly.
How were you selected?
The selection was made by the Department of Justice based on portfolio and market share in the region where I work.
What does this mean for me as a customer?
There is no immediate impact to your accounts, products or services. You will be communicated with well in advance of any changes that may occur.
Should I move my account to another bank now?
As I always, I remain committed to meeting your financial service needs and providing you with the high-standard of service you have come to expect and deserve.  There is no immediate impact to your accounts, products or services. You will be communicated with well in advance of any changes that may occur. Unless requested, there is nothing you need to do either before or after the divestiture.
NOTE THAT YOU MAY NOT DO ANYTHING TO INDUCE A CUSTOMER TO MOVE HIS / HER ACCOUNT FROM A DIVESTED BRANCH.

These talking points were distributed to market leaders on December 11, 2008.
Talking Points for Centers of Influence – Affected Regions
* Inbound calls about the divestiture from public officials should be directed to PNC’s head of Government Relations, Tom Lamb, at 412-762-7558
•	PNC expects to complete its acquisition of National City by the end of 2008, pending customary regulatory and shareholder approval. Upon completion, PNC will have a plan in place to divest 61 National City branches in Western Pennsylvania along with associated loan and deposit accounts. The divestitures were required by the Department of Justice and banking regulators.

•	The divestitures in this region were expected due to the high concentration of market share at the two banks, and was previously reported by the media.

•	Employees of divested branches will transfer to the buyer.

•	We don’t yet know the buyer – or buyers – of the divested branches.

•	What we do know is that both National City and PNC remain committed to this community, as a leading employer and corporate citizen, and to ensuring a smooth transition for our customers and employees.

•	We are committed to communicating further once additional information is available.

•	In the meantime, it’s business as usual for our employees, customers and communities. The required sale of some branches was expected and does not affect our ability to deliver superior customer service.

•	We believe the combination of National City and PNC will be stronger and better positioned to provide for the credit and other banking needs of businesses and consumers in this region.

These talking points were distributed to market leaders on December 11, 2008.
[If needed:] Phase I Talking Points for Centers of Influence – Cincinnati, Northern Kentucky, Lexington and Louisville
* Inbound calls about the divestiture from public officials should be directed to PNC’s head of Government Relations, Tom Lamb, at 412-762-7558
•	As you may know, per an agreement with the Federal Reserve and the U.S Department of Justice, PNC plans to divest 61 branches in Western Pennsylvania along with associated loan and deposit accounts after it completes its acquisition of National City Corporation, pending regulatory and shareholder approvals.

•	Some overlap of National City and PNC branches remains in this region. Through the normal course of integration, it is possible further consolidation may occur but PNC will work to minimize the impact on customers and employees.

•	We are committed to communicating well in advance of any changes.

•	National City and PNC remain committed to this community, as a leading employer and corporate citizen, and to making the transition to PNC as easy as possible.

•	We believe the combination of National City and PNC will be stronger and better positioned to provide for the credit and other banking needs of businesses and consumers in this region.

•	The required sale of some branches was expected and does not affect our ability to deliver superior customer service.